As filed with the Securities and Exchange Commission on August 8, 2008.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDAREX, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	707 State Road Princeton, New Jersey 08540	22-2822175
(State of incorporation)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

MEDAREX, INC. 2005 EQUITY INCENTIVE PLAN

(Full title of the plan)

Ursula B. Bartels

Senior Vice President,

General Counsel and Secretary

Medarex, Inc.

707 State Road

Princeton, New Jersey 08540

(Name and address of agent for service)

(609) 430-2880

(Telephone number, including area code, of agent for service)

Copies of all communications to:

James A. Lebovitz, Esquire

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania  19104-2808
(215) 994-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share, and options and other rights related thereto (3)	9,000,000 shares	$9.50	$85,500,000	$3,360.15

(1)                                 This Registration Statement registers the offer and/or sale of an aggregate additional 9,000,000 shares of common stock of Medarex, Inc. (the “Registrant”), par value $.01 per share (“Common Stock”), currently reserved for issuance under the Medarex, Inc. 2005 Equity Incentive Plan (the “Plan”).  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered hereby includes such additional number of shares of Common Stock which may be issued under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant.

(2)                                 A maximum offering price of $9.50 was estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on August 6, 2008, as reported on the NASDAQ Global Market.

(3)                                 Includes rights to purchase Medarex, Inc. Series A Junior Participating Preferred Stock.

EXPLANATORY NOTE

                Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 of the Registrant relating to the Plan are effective.  The original registration statement on Form S-8 for the Plan (File No. 333-125444) registered 16,500,000 shares of Common Stock.  A subsequent registration statement on Form S-8 for the Plan (File No. 333-147209) registered an additional 5,500,000 shares of Common Stock.  This Registration Statement registers an additional 9,000,000 shares of Common Stock under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the registration statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission on June 2, 2005 (File No. 333-125444) and November 7, 2007 (File No. 333-147209) in connection with the Plan.

Item 8.                   Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Dechert LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in signature page to this Registration Statement).

Item 9.                   Undertakings.

A.            Undertakings required by Item 512(a) of Regulation S-K

                The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.              If the Registrant is relying on Rule 430B:

A.            Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.             If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.              Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.            Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.            Undertakings required by Item 512(b) of Regulation S-K

                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Undertakings required by Item 512(h) of Regulation S-K

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

                The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey, on July 24, 2008.

MEDAREX, INC.

By:	/s/ Howard H. Pien
Name: Howard H. Pien
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

                KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, each of Howard H. Pien, Christian S. Schade and Ursula B. Bartels, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Howard H. Pien	President, Chief Executive Officer and	July 24, 2008
Howard H. Pien	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Christian S. Schade	Senior Vice President, Financial and	July 24, 2008
Christian S. Schade	Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Patricia M. Danzon	Director	July 24, 2008
Patricia M. Danzon

/s/ Robert C. Dinerstein	Director	July 24, 2008
Robert C. Dinerstein

/s/ Abhijeet J. Lele	Director	July 24, 2008
Abhijeet J. Lele

/s/ Marc Rubin	Director	July 24, 2008
Marc Rubin

/s/ Ronald J. Saldarini	Director	July 24, 2008
Ronald J. Saldarini

/s/ Charles R. Schaller	Director	July 24, 2008
Charles R. Schaller

/s/ Julius A. Vida	Director	July 24, 2008
Julius A. Vida

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Dechert LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in signature page to this Registration Statement).